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                                                                   Exhibit 3.103

                            CERTIFICATE OF FORMATION

                                       OF

                                   WESCAM LLC

     This Certificate of Formation of Wescam LLC (the "Company"), dated October 26, 1999, is being duly executed and filed by Thomas P. Ward, as an authorized person to form a limited liability company under the Delaware Limited Liability Company Act.

          FIRST. The name of the limited liability company formed hereby is Wescam LLC.

          SECOND. The address of the registered office of the Company in the State of Delaware is 103 Springer Building, 3411 Silverside Road, Wilmington, Delaware 19810, New Castle County.

          THIRD. The name and address of the registered agent for service of process on the Company in the State of Delaware is Organization Services, Inc. located at 103 Springer Building, 3411 Silverside Road, Wilmington, Delaware 19810, New Castle County.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.



                                                  /s/ Thomas P. Ward
                                         ---------------------------------------
                                         Thomas P. Ward, Authorized Person
                                         on behalf of Wescam LLC